FORM OF CONSENT OF STOLPER DEFENSIVE GROWTH PARTNERS, L.P.


THIS WRITTEN CONSENT IS SOLICITED ON BEHALF OF THE GENERAL PARTNERS OF STOLPER DEFENSIVE GROWTH PARTNERS, L.P. ("SDGP") FOR SDGP TO ENTER INTO THE AGREEMENT AND PLAN OF REORGANIZATION BY AND AMONG (1) SDGP, (2) STOLPER & COMPANY, INC. ("SCI") AND MICHAEL STOLPER, THE GENERAL PARTNERS OF SDGP, AND (3) FORUM FUNDS ("FORUM"), A REGISTERED INVESTMENT COMPANY, ON BEHALF OF JORDAN OPPORTUNITY FUND ("JORDAN"), A SERIES OF FORUM (THE "PLAN"). UNDER THE PLAN, SDGP WILL: (1) TRANSFER ITS ASSETS AND LIABILITIES TO JORDAN, IN EXCHANGE SOLELY FOR SHARES OF JORDAN AND JORDAN'S ASSUMPTION OF SDGP'S LIABILITIES AND (2) SDGP WILL THEN DISTRIBUTE THE SHARES RECEIVED FROM JORDAN PROPORTIONATELY TO ITS PARTNERS AND TERMINATE (THE "REORGANIZATION").

The undersigned, being a Limited Partner of SDGP as of December 1, 2004, has placed an "X" on the appropriate line below to indicate its consent for SDGP to enter into the Plan.

____ Approve

____ Disapprove

____ Abstain


Name of Limited Partner:            ___________________________________

Signature of Limited Partner:       ___________________________________

Dated as of:                        _______________, 2004.

PLEASE RETURN TO:

STOLPER DEFENSIVE GROWTH, L.P.
ONE AMERICA PLAZA
600 WEST BROADWAY SUITE 1225
SAN DIEGO, CA 92101